UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2018

The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 290-6000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2018, The Medicines Company (the “Company”) completed its private offering of $150,000,000 aggregate principal amount of its 3.50% convertible senior notes due 2024 (“Notes”) and entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), governing the Notes.

The Company estimates that the net proceeds from the offering will be approximately $144.9 million (or $166.8 million if the initial purchaser exercises its option to purchase up to an additional $22,500,000 in aggregate principal amount of Notes in full), after deducting the initial purchaser’s discounts and commissions and the estimated offering expenses payable by the Company.

The Notes will bear cash interest at a rate of 3.50% per year, payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2019. The Notes will mature on January 15, 2024.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding October 15, 2024 only under the following circumstances: (1) during any calendar quarter commencing on or after March 31, 2019 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the ‘‘measurement period’’) in which the trading price (as defined in the Indenture governing the Notes) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after October 15, 2024, until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay cash, shares of the Company’s common stock or a combination thereof, at the Company’s option.

The conversion rate for the Notes will initially be 39.6920 shares of the Company’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $25.19 per share of the Company’s common stock. The initial conversion price of the Notes represents a premium of approximately 27.5% to the last reported sale price per share of the Company’s common stock of $19.76 per share on December 13, 2018, the date that the Company priced the private offering of the Notes.

The Company may not redeem the Notes prior to the maturity date and no sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

If the Company undergoes a fundamental change (as defined in the Indenture governing the Notes), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are senior unsecured obligations of the Company and will rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other liabilities (including trade payables) incurred by the Company’s subsidiaries.

The Indenture governing the Notes contains customary events of default with respect to the Notes, including that upon certain events of default (including the Company’s failure to make any payment of principal or interest on the Notes when due and payable) occurring and continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders (subject to the provisions of the Indenture) shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving the Company or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The above description of the Indenture is not complete. Investors should read the terms of the Indenture, filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 above is incorporated herein by reference.

Safe Harbor

Statements contained in this Form 8-K about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the anticipated use of the proceeds of the offering, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic and other reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Current Report on Form 8-K filed on December 12, 2018, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1 Indenture (including Form of Notes), dated as of December 18, 2018, by and between The Medicines Company and Wells Fargo Bank, National Association, a national banking association, as Trustee.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture (including Form of Notes), dated as of December 18, 2018, by and between The Medicines Company and Wells Fargo Bank, National Association, a national banking association, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2018

THE MEDICINES COMPANY

By:	/s/ Stephen M. Rodin
	Name:	Stephen M. Rodin
	Title:	Executive Vice President
and General Counsel